Exhibit 10.28

                             PLACEMENT FEE AGREEMENT


     THIS PLACEMENT FEE AGREEMENT ("Agreement") is made on September 1, 2005 ("Effective Date") irrespective of the date of signing, by and between PDS GAMING CORPORATION a Minnesota corporation ("PDS"), whose address is 6280 Annie Oakley Drive, Las Vegas, NV 89120, and ITG-VEGAS, INC ("ITGV") a Nevada corporation and INTERNATIONAL THOROUGHBRED BREEDERS, INC ("ITB") a Delaware corporation (ITGV and ITB are hereinafter individually and collectively referred to as "Client" and are and hereby agree to be jointly and severally liable for all obligations created by this Agreement), both of whom have their address at One East 11 Street, Suite 500, Riviera Beach, Florida 33404.

                                    RECITALS

     WHEREAS, PDS is engaged in the business of providing financial services to the gaming industry; and

     WHEREAS, Client agrees and acknowledges that but for the services of PDS, Client would not have completed a $29.3 million material recapitalization of the Client's company debt (herein referred to as the "PDS Indebtedness transaction"); and

     WHEREAS, Client determined that the involvement of PDS was critical to the consummation of the PDS Indebtedness transaction and to future financial transactions that may be contemplated by Client; and

     WHEREAS, Client agrees that PDS dedicated significant resources to the efforts to complete the PDS Indebtedness transaction; and

     WHEREAS, Client had previously agreed to compensate PDS for its work with regard to the PDS Indebtedness transaction and this Agreement memorializes said agreement as requested by Client;

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and conditions set forth herein and other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged by the parties, it is agreed as follows:

1) Placement Fee: As a result of the closing of the PDS Indebtedness transaction on June 30, 2005, for services rendered by PDS to Client, Client, and each of them jointly and severally, agrees to pay PDS a placement fee equal to $750,000.00 ("Placement Fee") which shall be considered completely earned and due as of the Effective Date and will be in addition to any other fees that may be due to PDS or have been previously paid to PDS with regard to the PDS Indebtedness transaction. Client agrees to pay the Placement Fee in the following manner:

     a) Upon the Effective Date of this Agreement, Client has paid to PDS $50,000.00 which will be applied to the Placement Fee of $750,000.00 and reduce the unpaid balance of the Placement Fee to $700,000.00.
     b) No additional payments of the Placement Fee to PDS will be required until March 1, 2006.
     c)   The unpaid balance of the Placement Fee shall not bear any interest.
     d) On March 1, 2006, and on the first day of each month thereafter up to and including February 1, 2007, Client will pay to PDS monthly payments of $58,333.33. In the event the payments are not received by PDS on the first day of the month when due and within a 10 day cure period, then the unpaid balance of the Placement Fee shall bear interest at a rate of fifteen percent (15%) per annum ("Default Interest") beginning on the first day of the month in which the monthly payment of $58,333.33 is not paid by Client and received by PDS and shall continue until the day the default has been cured. Any accrued Default Interest shall be due and payable on the first day of the month when the next month's payment is due.
     e) In the event of default under this Agreement, PDS shall have the right after satisfaction in full under the loan agreement to offset any unpaid amount of the Placement Fee against any other assets, cash or collateral held by PDS for the benefit of Client or in which PDS has a perfected security interest, whether said security interest is as a part of this Agreement or any and all other agreements between PDS and Client.
     f) In the event that Client refinances fifty percent or mor of the PDS Indebtedness transaction, then the entire Placement Fee, including any accrued Default Interest, will be due in full and payable immediately upon the closing and funding of the refinancing. If payment is not made at the time of the closing and funding of the refinancing, then it shall be considered an event of default.

2) Placement Fee Agreement Collateral: Client agrees to ensure and take such steps as are necessary to provide that PDS will have a secondary security interest in the proceeds of the Realen-Turnberry/Cherry Hill, LLC Note dated November 29, 2000 ("Turnberry Note") remaining, if any, after satisfaction in full of the loan agreement or release of the note as security for the loan under the loan agreement. Client may from time to time substitute the collateral with collateral reasonably acceptable to PDS. Such collateral substitution will be valued at an amount equal to or greater than the outstanding balance due for the payment of the remainder of the Placement Fee plus accrued but unpaid interest then due or to become due pursuant to the terms of this Agreement.

3) Breach and Default. Client shall be deemed in breach of this Agreement upon the failure to perform any obligation under this Agreement and PDS shall have all of the rights set forth herein and all rights at law and in equity.

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4)   Waiver of Jury Trial.  The parties hereby  knowingly and voluntarily  waive their right to a jury trial on any claim or cause of action based upon or arising out of, directly or indirectly, this Agreement, any dealings between the parties relating to the subject matter hereof or thereof, and/or the relationship between the parties. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). This waiver may not be modified orally, and the waiver shall apply to any
     subsequent  amendment,   renewals,  supplement  or  modifications  to  this
     Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

5)   MISCELLANEOUS PROVISIONS

     a) Amendments or Modifications. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.
     b) Assignment. Client may not assign this Agreement, in whole or in part, without the prior written consent of PDS. Any assignment by Client, without the prior written consent of PDS, shall be null and void. PDS may assign this Agreement to any Affiliate or any banking or lending institution with whom PDS does business with the prior consent of Client, which will not be unreasonable withheld.
     c) Attorneys' Fees. Except as may otherwise be provided for in this Agreement, should either party hereto employ an attorney for the purpose of enforcement or construing this Agreement, or any judgment based upon this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the costs of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in such proceeding. As used herein, "prevailing party" shall mean the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.
     d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective, permitted successors, heirs, executors, administrators, assigns, and all persons claiming by, through or under them.
     e) Captions, Headings and Titles. The captions, headings and titles of the various sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the parties or the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.
     f) Counterparts.This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts together shall constitute but one and the same document.
     g) Further Assurances. The parties further covenan and agree to do, execute and deliver, or cause to be done, executed and delivered, and covenant and agree to use their best efforts to cause their successors and assigns to do, execute and deliver, or cause to be done, executed and delivered, all such further acts, transfers and assurances, for implementing the intention of the parties under this Agreement, as the parties reasonably shall request. The parties agree to execute any additional instruments or agreements necessary to effect the intent of this Agreement.
     h) Governing Law. The substantive and procedural laws of the State of Nevada shall govern the validity, construction, interpretation, performance and enforcement of this Agreement and the parties agree to jurisdiction in Nevada without reference to its conflict of laws provisions. The parties also hereby agree that any action and/or proceeding in connection with this Agreement shall only be brought in the venue of Clark County, Nevada.
     i) Independence of Parties. All persons hired or employed b each party in the discharge of this Agreement shall be considered employees of that party and not of any other party to this Agreement and shall be solely and exclusively under the hiring or employing party's direction and control. Neither party nor any of its employees [i] shall be held or deemed in any way to be an agent, employee or official of the other party, or [ii] shall have the authority to bind the other party in any manner whatsoever.
     j) No Joint Venture, Partnership or Agency Relationship. This Agreement shall not create any joint venture or partnership between the parties. Nothing contained in this Agreement shall confer upon either party any proprietary interest in, or subject a party to any liability for or in respect of the business, assets, profits, losses or obligations of the other. Nothing herein contained shall be read or construed so as to make the parties a partnership, nor shall anything contained herein be read or construed in any way to restrict the freedom of either party to conduct any business or activity whatsoever without any accountability to the other party. Neither party shall be considered to be an agent or representative of the other party or have any authority or power to act for or undertake any obligation on behalf of the other party except as expressly authorized by the other party in writing. Any such unauthorized representation or action shall be considered a breach of this Agreement.
     k) Non-Party Beneficiaries. Nothing herein, whethe express or implied shall be construed to give any person other than the parties, and their successors and permitted assigns, any legal or equitable right, remedy of claim under or in respect of this Agreement; but this Agreement shall be held to be for the sole and exclusive benefit of the parties, and their successors and assigns.
     l) Notices. Except as otherwise required by law, all notice required herein shall be in writing and sent


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          by prepaid certified mail or by courier, addressed to the party at the address of the party specified herein or such other address designated in writing. Notices are deemed to have been received [i] on the fourth business day following posting thereof in the U.S. Mail, properly addressed and postage prepaid, [ii] when received in any medium if confirmed or receipted for in the manner customary in the medium employed, or [iii] if acknowledged in any manner by the party to whom the communication is directed.
     m) Severability. Each term, covenant, condition or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.
     n) Time of Essence. Time is of the essence of this Agreement and all its provisions. In the event the provisions of this Agreement require any act to be done or to be taken hereunder on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday.
     o) Waiver. The failure of any party to insist, in any one or more instances, upon performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right or power.

                             Signature Page Follows



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IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed as of the date set forth above.


"PDS"                                  "Client"

PDS GAMING CORPORATION                 ITG-Vegas, Inc.



By:                                    By:
   ------------------------------         -----------------------------------

Printed Name: Johan P. Finley          Printed Name:

Its: Chief Executive Officer           Its:
                                           ----------------------------------



                                       INTERNATIONAL THOROUGHBRED BREEDERS,
                                       INC.


                                       By:
                                          -----------------------------------

                                       Printed Name:
                                                   --------------------------
                                       Its:
                                           ----------------------------------


         Palm Beach Placement Fee v 7.2

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